SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  June 22, 2000
                        Commission File Number:  0-17020


                             Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                Nevada                                87-0429944
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)               Identification No.)


          50 West Broadway, Suite 501
             Salt Lake City, Utah                            84101
     (Address of Principal Executive Offices)              (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587


                                     N/A
(Former name, former address, and formal fiscal year, if changed since last report)

                              ITEM 5.  OTHER EVENTS

     Sensar Corporation issued the following press release on June 22, 2000.

     Salt Lake City, UT, June 22, 2000 - Sensar Corporation (Nasdaq: SCII) announced today that Net2Wireless had completed the installation of its 3Gate platform on Pelephone Communications' CDMA cellular infrastructure. Pelephone is the only CDMA cellular carrier in Israel and has over 1.2 million subscribers.

     The installation is the first stage of the agreement that was signed between Net2Wireless Corporation and Pelephone Communications Ltd., a joint venture between Motorola and Bezeq in March of this year. (See announcement from March 30th.) Pelephone will now commence pilot testing of the technology.

     "The 3Gate platform allows carriers to provide 3G applications over existing 2G cellular infrastructures. This is a significant competitive advantage for the cellular carrier that signs up for our platform," said Nechemia Davidson, CEO of Net2Wireless. "Over the past six months, we have been working hard to perfect out technology and to build our business infrastructure. We now have over 100 employees and have established preliminary relationships with several carriers around the world. Our testing at Partner, the Israeli affiliate of Orange PLC, is proceeding very satisfactorily and we anticipate concluding the beta-phase evaluation over the GSM network in the next few weeks."

     The 3Gate platform enables Pelephone to provide varied 3G services such as fast Wireless Internet, Wireless Streaming Video/Audio, Wireless E-mail, Wireless Instant Messaging, Wireless Unified Dynamic Storage and Messaging, Wireless Data Streaming, Wireless entertainment and Wireless Corporate Solution, all without bandwidth and infrastructure limitation.

     The  services  are  accessible  through the Pelephone's Circuit Switch Data
(CSD) network at up to 14.4 Kbps, and in the near future through Pelephone's new High Speed Packet Data (HSPD) network at up to 64 Kbps.

     Net2Wireless has developed technologies to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G existing infrastructure and mobile devices such as PDA's, smart mobile phones and handheld computers, all these over one backbone. Net2Wireless technologies utilize state-of-the-art digital content compression, advanced pattern recognition technology and innovative streaming communication technology, supporting scalable communications from 9.6 Kbps and higher, using ultra-low bandwidth. The system is scalable, modular and fully redundant.

     Additional information concerning Net2Wireless can be found at its website at http://www.net2w.com.

     This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the testing stage. These products are subject to all the risks associated with a new market introduction including technical feasibility, efficacy, market acceptance, acceptable pricing structures, and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. For a discussion of the contingencies and uncertainties relating to the merger of Sensar and Net2Wireless to which some of the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 1999.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 27, 2000             SENSAR CORPORATION


                                  By   /s/ Howard S. Landa
                                    Howard S. Landa, Chairman of the Board
                                    (Chief Executive Officer and
                                    Principal Financial and Accounting Officer)